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                                                                    Exhibit 23.1



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1998 (except Note 12, as to which the date is August 6, 1998) in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Globe Manufacturing Corp. for the registration of $150,000,000 of its 10% Senior Subordinated Notes due 2008, Series B.



                                                           /s/ Ernst & Young LLP

Providence, Rhode Island
September 28, 1998